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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                            VITA FOOD PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)


     NEVADA                                               36-3171548
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(State of incorporation or organization)      (IRS Employer Identification No.)




2222 WEST LAKE STREET, CHICAGO, ILLINOIS                        60612
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(Address of principal executive offices)                      (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered

Common Stock, $.01 par value per share          American Stock Exchange
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Redeemable Common Stock Purchase Warrants       American Stock Exchange
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Item 1.  Description of Registrant's Securities to be Registered.


The information required by this Item is included in the section captioned "Description of Company's Securities" of the Prospectus included as part of Registrant's Registration Statement on Form SB-2, as amended (File No. 333-5738), which Section is hereby incorporated by reference.



Item 2.  Exhibits.

Pursuant to Instruction II of Instructions as to Exhibits to Form 8-A, the following documents will be filed with the American Stock Exchange but are not filed with, or incorporated by reference in, copies of the Form 8-A Registration Statement filed with the Commission.

1.       Annual Report on Form 10-KSB for the fiscal year ended December 31,
         1996.

2. The Registrant was not required to file and has not filed any current, quarterly, or semi-annual reports pursuant to Section 13 or 15(d) of the Act since the end of the fiscal year covered by the Annual Report referred to in paragraph 1.

3. The Registrant was not required to file and has not filed a definitive proxy statement or information statement with the Commission pursuant to Section 14 of the Act since the effective date of the Registrant's Registration Statement on Form SB-2.

4.       (a) Articles of Incorporation of Registrant.

         (b) By-laws of Registrant.

         (c) Form of Warrant Agreement between Registrant, American Stock Transfer & Trust Company and National Securities Corporation and Access Financial Group, Inc.

5.       (a) Specimen Certificate of Common Stock, $.01 par value per share.

         (b) Specimen Certificate of Warrant, expiring January 16, 2002.

6. The Registrant was not required to submit and has not submitted an annual report to stockholders since the effective date of the Registrant's Registration Statement on Form SB-2.


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Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                VITA FOOD PRODUCTS, INC.



                                By:    /s/ Jay H. Dembsky
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                                      Jay H. Dembsky, Chief Financial
                                      Officer and Vice President

May 6, 1997